UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2015

Commission file number: 001-14330

AVINTIV SPECIALTY MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	57-1003983
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9335 Harris Corners Parkway, Suite 300 Charlotte, North Carolina 28269	(704) 697-5100
(Address of principal executive offices)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 4, 2015, AVINTIV Specialty Materials Inc. (the “Company”) issued a conditional notice of its election to redeem (the “Redemption”) all of its outstanding Notes, consisting of $304.0 million aggregate principal amount of its 7.75% Senior Secured Notes due 2019 (the “Senior Secured Notes”) and $210.0 million aggregate principal amount of its 6.875% Senior Unsecured Notes due 2019 (the “Senior Unsecured Notes” and, together with the Senior Secured Notes, the “Notes”), in each case, subject to the Condition (as defined below).

The Company’s obligation to effect the Redemption and to pay the redemption price on the Redemption Date is conditioned upon the closing of the transactions (the “Merger”) contemplated by that certain Agreement and Plan of Merger, dated as of July 30, 2015, by and among AVINTIV Inc., Berry Plastics Group, Inc., Berry Plastics Acquisition Corporation IX and Blackstone Capital Partners (Cayman) V L.P., as the Securityholder Representative and the receipt by the Company of a portion of the proceeds from the Merger in an amount sufficient to pay the Redemption Price (collectively, the “Condition”). The closing of the Merger is subject to customary conditions, including, among others, the expiration or termination of the waiting period under certain foreign competition laws, which have not yet been satisfied. There is no assurance that the Merger will be consummated within any particular time period or at all.

The Notes will be redeemed on October 5, 2015 or such later date as the Condition shall have been satisfied or waived (the “Redemption Date”). The Senior Secured Notes will be redeemed by the Company at a redemption price of 103.875% of the principal amount thereof, plus accrued and unpaid interest thereon, to, but excluding, the Redemption Date. The Senior Unsecured Notes will be redeemed by the Company at a redemption price of 100% of the principal amount thereof plus the Applicable Premium (as such term is defined in the indenture governing the Senior Unsecured Notes), plus accrued and unpaid interest thereon plus Additional Interest (as such term is defined in the indenture governing the Senior Unsecured Notes), if any, to, but excluding, the Redemption Date.

Forward-Looking Statements

Some of the matters discussed in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors. For a discussion of the various factors that may cause actual results to differ materially from those projected, please refer to the risk factors and other disclosures contained in the Company’s previously filed Form 10-K, Forms 10-Q, and other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2015

AVINTIV SPECIALTY MATERIALS INC.

By:	/s/ Dennis E. Norman
Name:	Dennis E. Norman
Title:	Executive Vice President and Chief Financial Officer